Exhibit 5.2
June 17, 2009
VIA EDGAR
United States Securities and Exchange Commission

Re:	Jaguar Mining Inc. (the “Corporation”) Registration Statement on Form F-10 dated June 17, 2009
We are a firm of independent geological and mining engineering consultants and have prepared the following reports (the “Technical Reports”) for the Corporation:
(j)	the technical report entitled “Technical Report on the Turmalina Gold Project, Pitangui, Minas Gerais, Brazil”, dated September 16, 2005, and revised on March 10, 2006, as supplemented by the technical report entitled “Technical Report on the Turmalina Gold Project, Pitangui, Mina Gerais, Brazil” dated March 14, 2006 and further revised on July 31, 2006; and

(k)	the technical report entitled “Technical Report on the Sabará Project, Minas Gerais, Brazil”, dated February 17, 2006;
We refer to the Corporation’s Registration Statement on Form F-10, dated June 17, 2009, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the “Registration Statement”). We hereby give our consent to the use of our name and references to, excerpts from, and summaries of, the Technical Reports which have been incorporated into the Registration Statement and documents incorporated by reference therein.
/s/ Graham G. Clow
Graham G. Clow, P. Eng.,
On behalf of himself and Scott Wilson Roscoe Postle Associates Inc.